Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as October 3, 2022, by and between IMMUNOGENX, INC., a Delaware corporation (“Borrower”), and MATTRESS LIQUIDATORS, INC., a Colorado corporation, its successors and assigns (“Lender”).

RECITALS

A.          WHEREAS, pursuant to that certain Credit Agreement (as may be amended, supplemented, amended and restated, or modified from time to time, the “Credit Agreement”), of even date herewith, between Borrower and Lender, Lender has agreed to make certain loans to Borrower upon the terms and subject to the conditions set forth therein.

B.	WHEREAS, this Security Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)          Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accessions, Account debtor, Accounts, Certificate of title, Chattel paper, Commercial tort claims, Commodity accounts, Commodity contracts, Commodities intermediary, Deposit accounts, Documents, Equipment, Fixtures, General intangibles, Goods, Instruments, Inventory, Investment property, Letter-of-credit rights, Proceeds, Securities, Security entitlements, Securities accounts, Securities intermediary, Software and Supporting obligations.

(b)          In addition, the following terms shall have the following meanings: “Collateral” is defined in Section 2.

“Control” means (i) in the case of each Deposit account, “control” as such term is defined in Section 9-104 of the Uniform Commercial Code, (ii) in the case of any Security entitlement, “control” as such term is defined in Section 8-106 of the Uniform Commercial Code, and (iii) in the case of any Commodity contract, “control” as such term is defined in Section 9-106 of the Uniform Commercial Code.

“Event of Default” is defined in Section 7.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property.

“Secured Obligations” means (a) all obligations of Borrower to Lender under the Loan Documents, including the Obligations, in each case howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct or contingent, or joint and several, and (b) any future indebtedness or other financial accommodation of Borrower to Lender arising under or in respect of the Credit Agreement, any Loan Document or any subsequent agreement between Borrower and Lender as the same may be amended from time to time, and (c) all reasonable expenses and charges, legal and otherwise, incurred by Lender in collecting or enforcing any such obligations or in realizing on or protecting any security therefor, including the security afforded hereunder.

“Uniform Commercial Code” shall mean Article 9 of the Uniform Commercial Code for the State of Colorado, as amended and any successor statute thereto. However, in the event that, by reason of any applicable law, any attachment, perfection, priority, or remedy with respect to Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Colorado, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedy.

2.          Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, Borrower hereby grants to Lender, to the maximum extent assignable, a continuing Lien in, and a right to set off against, any and all right, title and interest of Borrower in and to all of Borrower’s assets, including, without limitation, the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all cash and cash equivalents;

(c)	all Chattel paper;

(d)	all Commercial tort claims;

(e)	all Deposit accounts of Borrower, and any replacement or successor accounts relating thereto;

(f)	all Documents;

(g)	all Equipment (including all Software, whether or not the same constitutes embedded software, used in the operation thereof);

(h)	all Fixtures;

(i)	all Goods;

(j)	all General intangibles, including all tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists and licenses);

(k)	all Instruments;

(l)	all Inventory;

(m)	all Investment property, including all Commodity accounts, Commodity contracts, Securities, Security entitlements and Securities accounts;

(n)	all Letter-of-credit rights;

(o)	all Supporting obligations;

(p)	all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise reasonably necessary or helpful in the collection thereof or realization thereupon;

(q)	to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

Borrower also hereby collaterally assigns to Lender all of Borrower’s rights under and interests in every policy of insurance covering the Collateral. Borrower and Lender hereby acknowledge and agree that the Lien created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising. Any of the foregoing to the contrary notwithstanding, the “Collateral” shall not include, and the Lien granted herein shall not attach to, any asset subject to a rule of law, statute or regulation or of a lease agreement or any General intangible (including a contract, permit, license or franchise) or a Lien permitted under the Loan Documents (“Permitted Lien”), where the grant of such Lien would invalidate or constitute a breach or violation of any such rule of law, statute, regulation, lease agreement or General intangible or agreement or agreements creating or giving rise to such Permitted Lien, provided that the limitation set forth in this sentence shall (i) exist only for so long as such rule of law, statute, regulation, lease agreement or General intangible or agreement and the Permitted Lien created therein continue to be effective (and, upon the cessation, termination, expiration of such rule of law, statute, regulation, lease agreement or General intangible or Permitted Lien, or if any such rule of law, statute or regulation is no longer applicable, the Lien granted herein shall be deemed to have automatically attached to such asset), and (ii) not apply with respect to any asset if and to the extent that the prohibition or restriction on the Lien in and to such asset granted in this Security Agreement is rendered ineffective under Sections 9-406, 9-407, 9-408, or 9-409 of the Uniform Commercial Code.

3.          Representations and Warranties. Borrower hereby represents and warrants to Lender that until all of the Secured Obligations have been repaid in full:

(a)          Ownership. Borrower is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(b)          Security Interest/Priority. This Security Agreement creates a valid Lien in favor of Lender in the Collateral and, when properly perfected by filing or upon Lender’s obtaining Control of such Collateral, shall constitute a valid first priority (except with respect to Collateral subject to a Permitted Lien), perfected Lien in such Collateral, to the extent such Lien can be perfected by filing or through Control under the Uniform Commercial Code, free and clear of all Liens except for Permitted Liens.

(c)          Consents. Subject only to Permitted Liens and except for the filing or recording of Uniform Commercial Code termination statements, Uniform Commercial Code financing statements or obtaining Control to perfect the Liens created by this Security Agreement that may be perfected through the filing of a Uniform Commercial Code financing statement or obtaining Control no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Borrower), is required (except as such have been duly obtained, made or given and are in full force and effect) (i) for the grant by Borrower of the Lien in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by Borrower, or (ii) for the perfection of such Lien or the exercise by Lender of the rights and remedies provided for in this Security Agreement.

(d)          Accounts. With respect to Borrower’s Accounts: (i) the Goods sold, rented or leased, licensed, or assigned or services furnished giving rise to each Account are not subject to any Lien except the first priority, perfected Lien granted to Lender herein and except for Permitted Liens; (ii) each Account and the papers and Documents of Borrower relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for Goods sold and delivered (or in the process of being delivered), leased, licensed, or assigned by Borrower or for services actually rendered by Borrower, which transaction was conducted in the ordinary course of Borrower’s business and was completed in all material respects in accordance with the terms of any Documents, Instruments or agreements pertaining thereto; (iv) no Account is evidenced by any Instrument unless such Instrument has been endorsed over and delivered to, or submitted to the Control of Lender; (v) the amount of each Account as shown on Borrower’s books and records, and on all invoices and statements which may be delivered to Lender with respect thereto, is due and payable to Borrower; (vi) to Borrower’s knowledge, the Account debtor with respect to each Account has the capacity to contract; (vii) to Borrower’s knowledge, there are no proceedings or actions that are threatened or pending against any Account debtor whose business is material to Borrower that are reasonably likely to have a Material Adverse Effect, and (viii) no surety bond was required or given in connection with any Account or the contracts or purchase orders out of which they arose.

(e)          Equipment and Inventory. As of the Closing Date, all Equipment and Inventory, if any, is located at such locations as a Borrower has designated or may designate, from time to time, to Lender in writing. As of the Closing Date, and except as otherwise disclosed to Lender or in the ordinary course of each Borrower’s business, no Inventory is held by a Person other than a Borrower pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f)          Documents and Instruments. All Documents and Instruments are, to Borrower’s knowledge, complete, valid, and genuine.

4.          Covenants. Borrower covenants that, until all of the Secured Obligations have been paid in full, Borrower shall:

(a)          Other Liens. Use commercially reasonable efforts to defend the Collateral against the claims and demands of all other parties claiming an interest therein, and keep the Collateral free from all Liens, except for Permitted Liens. Borrower shall not sell, exchange, transfer, assign, lease or otherwise dispose of any of the Collateral or any interest therein, except as permitted under the Credit Agreement, this Security Agreement or the other Loan Documents, except for the sale or use of Inventory in the ordinary course of business and except for the disposition or transfer in the ordinary course of business of obsolete and worn-out Inventory and Equipment; provided, however, intercompany transfers shall not be deemed to occur in the ordinary course of Borrower’s business.

(b)          Preservation of Collateral. Use commercially reasonable efforts to keep the Collateral in good order, condition and repair in all material respects (reasonable wear and tear excepted); not use the Collateral in any material respect in violation of the provisions of this Security Agreement; not use the Collateral in any material respect in violation of any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance; and not permit any Collateral to be or become a fixture to real Property or an accession to other personal Property unless Lender has a valid, perfected and first priority (except with respect to Collateral subject to a Permitted Lien) Lien for the benefit of Lender in such Property.

(c)          Possession or Control of Certain Collateral. If (i) any amount in excess of $25,000 payable to such Borrower under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Supporting obligation, or (ii) if any Collateral shall be stored or shipped subject to a Document, such Borrower shall immediately notify Lender of the existence of such Collateral and, at the request of Lender, deliver such Instrument, Supporting obligation, or Document to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Security Agreement. If any Collateral shall consist of Deposit accounts, Borrower shall execute and deliver to Lender, upon Lender’s request, all control agreements, assignments, instruments or other documents as reasonably requested by Lender for the purposes of obtaining and maintaining Control of such Collateral.

(d)          Changes in Entity Structure or Location. Not, without providing prior written notice to Lender and without confirming that Lender has filed such amendments to any previously filed financing statements as Lender may require, (i) alter its corporate existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, (iii) change its registered name, (iv) change the location of its chief executive office and chief place of business (as well as its books and records), or (v) except as otherwise permitted by the Credit Agreement, maintain any Equipment or Inventory at any location other than as designated to Lender in writing.

(e)          Inspection. Allow Lender or its representatives to visit and inspect the Collateral as set forth in the Credit Agreement.

(f)          Perfection of Security Interest. Borrower hereby authorizes Lender to prepare and file such financing statements and notices (including renewal statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time deem necessary or appropriate to perfect and maintain the Liens granted hereunder in accordance with the Uniform Commercial Code and, subject only to Permitted Liens, to ensure the first priority of such Liens. Any financing statement filed by Lender may contain a general description of the Collateral covered thereby, as permitted by the Uniform Commercial Code, which states that the Lien attaches to all personal Property or to all assets of the debtor. Borrower shall from time to time upon request by Lender also execute and deliver to Lender such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as Lender may reasonably request) and do all such other things as Lender may reasonably deem necessary or appropriate (i) to assure Lender that its Liens hereunder are perfected and, subject only to Permitted Liens, of the first priority, including, without limitation, such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time reasonably request in order to perfect and maintain the Liens granted hereunder and to ensure the first priority (subject only to Permitted Liens) thereof in accordance with the Uniform Commercial Code, (ii) to consummate the transactions contemplated hereby, and (iii) to otherwise protect and assure Lender of its rights and interests hereunder. In the event for any reason the law of any jurisdiction other than Colorado becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, Borrower agrees from time to time upon request of Lender to execute and deliver all such instruments and to do all such other things as Lender in its reasonable discretion deems reasonably necessary or appropriate to preserve, protect and enforce the Liens of Lender and the first priority thereof (subject only to Permitted Liens) under the law of such other jurisdiction (and, if Borrower shall fail to do so promptly upon the request of Lender, then Lender may execute any and all such requested documents on behalf of Borrower pursuant to the power of attorney granted herein below). Borrower agrees to notate in its books and records to reflect the Lien of Lender in the Collateral (notes in Borrower’s financial statements shall be deemed a sufficient notation).

(g)          Treatment of Accounts. (i) Comply in all material respects with all reporting requirements set forth in the Credit Agreement with respect to Accounts, (i) not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or Property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as is normal and customary in the ordinary course of Borrower’s business, (iii) maintain at its principal place of business a record of Accounts consistent with its customary business practices, or (vi) upon the occurrence and during the continuation of any Event of Default, set aside and hold as trustee for Lender any merchandise that is returned by a customer or Account debtor or otherwise recovered. Unless and until an Event of Default occurs and is continuing, Borrower may settle and adjust disputes and claims with its customers and Account debtors, and grant discounts, credits and allowances in the ordinary course of its business as presently conducted and otherwise for amounts and on terms which Borrower in good faith considers advisable. However, upon the occurrence of any Event of Default and during the continuation thereof, if so instructed by Lender, Borrower shall settle and adjust disputes and claims, at no expense to Lender, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or Account debtor. Lender may (but shall not be required to), at all times upon the occurrence of any Event of Default and during the continuation thereof, settle or adjust disputes and claims directly with customers or Account debtors for amounts and upon terms which Lender considers advisable.

(h)          Covenants Relating to Inventory. Borrower shall: (i) use commercially reasonable efforts to maintain, keep and preserve its Inventory in good salable condition at its own cost and expense, in accordance with the provisions of the Credit Agreement, subject to obsolescence; and (ii) comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.

(i)          Bank Accounts/Investment Property. All amounts on deposit in any such Deposit account and any replacement or successor account relating thereto shall be subject to the Lien of Lender hereunder. Upon the request of Lender, Borrower shall obtain control agreements in a form reasonably acceptable to Lender, to establish Control for Lender over Securities accounts, Security entitlements, and Deposit accounts held or placed with any Securities intermediary or other third Person.

(j)          Insurance. Insure, repair and replace the Collateral of Borrower as set forth in the Loan Documents. All Insurance proceeds shall be subject to the Lien of Lender hereunder.

(k)          Books and Records. At all times, comply with applicable law regarding the maintenance of business records and electronic data. Upon receipt of a notice of an Event of Default by Lender, Borrower shall immediately cease the destruction of any and all paper and electronic documents and records and shall preserve any new paper or electronic information that is generated after the notice of an Event of Default (“Document Hold and Preservation”). Borrower’s obligation with respect to Document Hold and Preservation shall extend to all forms of electronic communications, including, but not limited to, email, word processing documents, spreadsheets, text messages, voice messages, Internet usage files, and information stored in any electronic form and on any format. Borrower’s obligation for compliance with the Document Hold and Preservation shall continue until notice from Lender to Borrower.

5.          Special Provisions Relating to Accounts. Anything herein to the contrary notwithstanding, nothing contained herein shall relieve Borrower from any obligation under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by Lender of any payment relating to such Account pursuant hereto, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.          Special Provisions Regarding Inventory. Notwithstanding anything to the contrary contained in this Security Agreement, Borrower may, unless and until an Event of Default occurs and is continuing and Lender instructs Borrower otherwise, without further consent or approval of Lender, use, consume, sell, rent, lease and exchange the Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of Lender.

7.          Performance of Obligations; Advances by Lender. Upon the occurrence and during the continuance of an Event of Default and upon the failure of Borrower to perform any of the covenants and agreements contained herein, Lender may, in its reasonable discretion, perform or cause to be performed the same and in so doing may (but shall have no obligation to do so) expend such sums as Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any Insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any materially adverse claim (other than a Permitted Lien) and all other expenditures which Lender may make for the protection of the Lien hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Borrower as provided in the Credit Agreement, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate as set forth in the Credit Agreement. No such performance of any covenant or agreement by Lender on behalf of Borrower, and no such advance or expenditure therefor, shall relieve Borrower of any default under the terms of this Security Agreement or any of the other Loan Documents. Lender may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Borrower in appropriate proceedings as permitted under the terms of the Loan Documents.

8.          Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)          An “Event of Default” as defined in the Credit Agreement occurs and continues beyond any applicable grace or cure periods;

(b)          The breach by Borrower of any of the terms or conditions of this Security Agreement that continues beyond the expiration of all applicable grace or cure periods, if any, or in the absence of such cure period, then if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the liens created by this Security Agreement or any of the other Loan Documents and the value of the Collateral are not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after the earlier of (i) the date on which such failure shall first become actually known to an authorized representative of Borrower or (ii) receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided, however, that if such failure by its nature cannot be cured by the payment of a sum of money or is not reasonably susceptible of cure within the Cure Period, then so long as Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate; or

(c)          Any representation or warranty made by or on behalf of Borrower under or in connection with this Security Agreement proves untrue in any material respect as of the date of the issuance or making or deemed making thereof.

9.	Remedies.

(a)          General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, Lender shall have, in addition to the rights and remedies provided herein, in the Loan Documents, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the Uniform Commercial Code (regardless of whether the Uniform Commercial Code is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the Uniform Commercial Code applies to the affected Collateral), and further, Lender may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by Borrower, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require Borrower to assemble and make available to Lender at the expense of Borrower any Collateral at any place and time designated by Lender which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion, (vi) seek the ex parte appointment of a receiver for all or any part of the Collateral and other Property and businesses of Borrower, or (vii) without notice to Borrower except as may be required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds held by Lender. Borrower agrees that it shall not assert that any action taken by Lender in compliance with any applicable state or federal law in the conduct of such sale, nor in disclaiming any warranties relating to the Collateral, made such sale not commercially reasonable. In addition to all other sums due Lender with respect to the Secured Obligations, Borrower shall pay Lender all reasonable costs and expenses incurred by Lender, including, but not limited to, reasonable Attorney’s Fees and Costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Lender or Borrower concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. To the extent the rights of notice cannot be legally waived hereunder, Borrower agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Borrower in accordance with the notice provisions of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, Lender may be a purchaser at any such sale. To the extent permitted by applicable law, Borrower hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by applicable law, be made at the time and place to which the sale was postponed, or Lender may further postpone such sale by announcement made at such time and place.

(b)          Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not Lender has exercised any or all of its rights and remedies hereunder, Lender shall have the right to (i) enforce Borrower’s rights against any Account debtors on Borrower’s Accounts (ii) notify (or cause its designee to notify) Borrower’s customers and Account debtors that the Accounts of Borrower have been assigned to Lender or of Lender’s Lien therein, (iii) (either in its own name or in the name of Borrower or both) demand, collect, receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and (iv) in Lender’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the Lien of Lender in the Accounts. Borrower acknowledges and agrees that, after the occurrence and during the continuance of any Event of Default, the Proceeds of its Accounts remitted to or on behalf of Lender in accordance with the provisions hereof shall be solely for Lender’s own convenience and that Borrower shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. Lender shall not have any liability or responsibility to Borrower for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (x) Lender shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Borrower shall furnish all such assistance and information as Lender may require in connection with such test verifications, (y) upon Lender’s request and at the expense of Borrower, Borrower shall cause independent public accountants or others satisfactory to Lender to furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (z) Lender in its own name or in the name of others may communicate with Account debtors on the Accounts to verify with them to Lender’s satisfaction the existence, amount and terms of any Accounts.

(c)          Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof and subject only to Permitted Liens and applicable law, (i) Lender shall have the right to enter and remain upon the various premises of Borrower without cost or charge to Lender, and use the same, together with materials, supplies, books and records of Borrower for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise, , (ii) Lender may remove Collateral, or any part thereof, from such premises or any records with respect thereto, in order to effectively collect or liquidate such Collateral, and (iii) if Lender exercises its right to take possession of the Collateral, Borrower shall also at its expense perform any and all other steps reasonably requested by Lender to preserve and protect the Lien hereby granted in the Collateral, such as placing and maintaining signs indicating the Lien of Lender, appointing overseers for the Collateral.

(d)          Nonexclusive Nature of Remedies. Failure by Lender to exercise any right, remedy or option under this Security Agreement, any other Loan Document, or as provided by law, or any delay by Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of Lender shall only be granted as provided herein. To the extent permitted by law, neither Lender nor any party acting as attorney for Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence, bad faith or willful misconduct hereunder. The rights and remedies of Lender under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which Lender may have.

(e)          Retention of Collateral. In addition to the rights and remedies hereunder, during the continuation of an Event of Default Lender may, in compliance with Sections 9-620 and 9-621 of the Uniform Commercial Code or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in full or partial satisfaction of the Secured Obligations. Unless and until Lender shall have provided such notices, however, Lender shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)          Deficiency. In the event that the Proceeds of any sale, collection or realization are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the Default Rate as set forth in the Credit Agreement, together with the costs of collection and the reasonable Attorney’s Fees and Costs, and costs of any attorney employed by Lender to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Borrower or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g)          Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by Property other than the Collateral (including, without limitation, real and personal Property owned by Borrower), or by a guarantee, endorsement or Property of any other Person, then Lender shall have the right to proceed against such other Property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and Lender has the right, in its sole discretion, to determine which rights, security, Liens or remedies Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Lender’s rights or the Secured Obligations under this Security Agreement, under any other of the Loan Documents.

10.	Rights of Lender.

(a)          Power of Attorney. Borrower hereby designates and appoints Lender, and each of its designees or agents, as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of any Event of Default:

(i)          to demand, collect, settle, compromise, adjust, and give discharges and releases, all as Lender may reasonably determine;

(ii)          to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)          to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as Lender may deem reasonably appropriate;

(iv)          to receive, open and dispose of mail addressed to Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other Instruments or Documents evidencing payment, shipment or storage of the goods giving rise to the Collateral, or securing or relating to such Collateral, on behalf of and in the name of Borrower;

(v)          subject only to Permitted Liens, to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Lender was the absolute owner thereof for all purposes;

(vi)	to adjust and settle claims under any Insurance policy relating thereto;

(vii)          to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, Instruments and Documents that Lender may determine necessary in order to perfect and maintain the Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii)	to institute any foreclosure proceedings that Lender may deem appropriate;

(ix)          to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)          to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

(xi)          to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct;

(xii)          to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xiii)          to do and perform all such other acts and things as Lender may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until all of the Secured Obligations have been paid in full. Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence, bad faith or willful misconduct. This power of attorney is conferred on Lender solely to protect, preserve and realize upon its Lien in the Collateral.

(b)          Assignment by Lender. Subject to the terms of the Credit Agreement, Lender may from time to time assign the Secured Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Lender under this Security Agreement in relation thereto.

(c)          Lender’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Lender hereunder, Lender shall not have any duty or liability to preserve rights pertaining thereto, it being understood and agreed that Borrower shall be responsible for preservation of all rights in the Collateral, and Lender shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to Borrower. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own Property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to this Security Agreement, Lender shall have no obligation to clean up, repair or otherwise prepare the Collateral for sale.

11.          Application of Proceeds. Except as otherwise provided in the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any Proceeds of the Collateral, when received by Lender in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement, and Borrower irrevocably waives the right to direct the application of such payments and Proceeds and acknowledges and agrees that Lender shall have the continuing and exclusive right to apply and reapply any and all such payments and Proceeds in Lender’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12.          Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, Lender employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then Borrower agrees to promptly pay in accordance with the Credit Agreement any and all such reasonable Attorney’s Fees and Costs of Lender, all of which shall constitute Secured Obligations hereunder.

13.	Continuing Agreement.

(a)          This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations have been paid in full in cash or immediately available funds. Upon the repayment in full in cash or immediately available funds of all Secured Obligations, performance and observance by Borrower and discharge of all Secured Obligations, and evidence that the commitment of Lender to make advances under the Loan or under any other facility with Borrower has been terminated, this Security Agreement shall be automatically terminated and Lender shall, upon the request and at the expense of Borrower, forthwith release all of its Liens hereunder and shall execute, if necessary, and deliver all Uniform Commercial Code termination statements or other documents reasonably requested by Borrower evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder or in the Credit Agreement shall survive termination of this Security Agreement.

(b)          This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14.          Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Credit Agreement.

15.          Successors in Interest. This Security Agreement shall create a continuing Lien in the Collateral and shall be binding upon each of the parties hereto, and their respective successors and assigns, and shall inure, together with all rights and remedies of each of the parties hereto and their respective permitted successors and assigns. Borrower may not assign or transfer this Security Agreement without the prior written consent of Lender and any such purported assignment or transfer shall be void.

16.          Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with the notice provisions of the Credit Agreement.

17.          Counterparts. This Security Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement. Each party shall promptly send an original of each counterpart to Lender, but any failure to do so shall not affect the validity, enforceability, and binding effect of this Security Agreement.

18.          Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

19.          Choice of Law and Venue. This Security Agreement, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Colorado. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and of any Colorado state court sitting in Boulder County, Colorado for purposes of all legal proceedings arising out of or relating to this Security Agreement, the other Loan Documents or the transactions contemplated hereby or thereby; provided, however, that the foregoing shall not limit Lender’s rights to bring any legal action or proceeding in any other appropriate jurisdiction in its unrestricted discretion. Borrower and Lender irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

20.          Waiver of Jury Trial. BORROWER AND LENDER, HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS SECURITY AGREEMENT OR ANY LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS SECURITY AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER UNDER THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

21.          Severability. Any provision of this Security Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid or unenforceable.

22.          Entirety. This Security Agreement and the other Loan Documents, represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

23.          Survival. All representations and warranties of Borrower hereunder shall survive the execution and delivery of this Security Agreement and the other Loan Documents, the delivery of the Note and the making of the Loan under the Credit Agreement.

24.          Marshalling. Lender shall not be under any obligation to marshal any Property in favor of Borrower or any other Person or against or in payment of any or all of the Secured Obligations. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of Collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Security Agreement, any other Loan Document or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

25.          Interpretation. Any word herein which is expressed in the masculine, feminine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural. The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Unless the context in which used clearly requires otherwise, in each Loan Document, “or” has the inclusive meaning represented by the phrase “and/or”, and the words “shall” and “will” have the same meaning and effect as “must” and indicate a requirement or obligation. Use of the word “including” shall mean “including, without limitation” unless otherwise specifically expressed. All certifications made or signatures provided by any authorized representative of each such Borrower shall be made and given by any such person in such capacity as an officer, and not in any individual or personal capacity. All references to time of day herein are references to Denver, Colorado time unless otherwise specifically provided. All references in this Security Agreement or any other Loan Document to (a) the preamble or any section means, unless the context otherwise requires, the preamble or a section of this Security Agreement or (b) any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

26.          Further Assurance. Borrower hereby covenants and agrees to execute and deliver to Lender upon request, and pay the costs of preparation thereof, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Security Agreement or any of the other Loan Documents. Borrower will from time to time execute, deliver, endorse and authorize the filing of any instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements that Lender may reasonably request or cause Lender’s name to be noted as secured party on any certificate of title for titled Equipment in order to secure, protect, perfect or enforce Lender’s Lien in any Collateral or Lender’s rights under any Loan Document (but any failure to request or assure that Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of any Loan Document or Lender’s Lien in Collateral, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

"BORROWER"

IMMUNOGENX, INC.,
a Delaware corporation

By:	/s/ Jack A. Syage
Name: Jack A. Syage
Title: Authorized Representative

[Borrower Signature Page to Security Agreement]

"LENDER"

MATTRESS LIQUIDATORS, INC.,
a Colorado corporation

By:	/s/ David Dolan
Name: David Dolan
Title: Chief Executive Officer

[Lender Signature Page to Security Agreement]